SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 12, 2003

THQ INC.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction

of incorporation or organization)

Commission File Number:  0-18813

13-3541686

(I.R.S. employer identification no.)

27001 Agoura Road, Suite 325
Calabasas Hills, California 91301

(Address of principal executive

offices, including zip code)

(818) 871-5000

(Registrant’s telephone number,

including area code)

Item 8.    Change in Fiscal Year

                On February 12, 2003, the Board of Directors of THQ Inc. (the “Company”) voted to change the Company’s fiscal year from a calendar year to the annual period commencing on April 1 and ending on March 31.

                The Company will file its annual report on Form 10-K for the fiscal year ended December 31, 2002.  The Company will file a transition report on Form 10-K for the period beginning January 1, 2003 and ending on March 31, 2003.

Item 5.  Other Events and Regulation FD Disclosure

                The Company’s 2003 Annual Meeting of Stockholders will be held on August 12, 2003.  Stockholder proposals to be presented at the 2003 Annual Meeting of Stockholders must be received by the Company at its principal executive offices at 27001 Agoura Road, Suite 325, Calabasas Hills, California 91301, addressed to the attention of the Secretary, not later than March 14, 2003 in order to be included in the Company’s proxy statement and form of proxy related to such meeting.  Any stockholder proposal submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, for presentation at the Company’s 2003 Annual Meeting of Stockholders will be considered untimely for purposes of Rules 14a-4 and 14a-5 under the Securities and Exchange Act of 1934, as amended, if the Company receives notice of such shareholder proposal after May 28, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

THQ INC.

By:	/s/ Brian J. Farrell
Chairman of the Board of Directors,
President and Chief Executive Officer

Date:  February 25, 2003